UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2012
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 7.01 Regulation FD Disclosure
Signature

ITEM 7.01 Regulation FD Disclosure

Pursuant to disclosures being made by General Motors Financial Company Inc., our wholly owned captive finance company ("GM Financial") we are simultaneously making this disclosure to fulfill Regulation FD requirements.
Ally Financial Inc. ("Ally Financial") has announced plans to divest its international operations in Canada, Mexico, Europe and Latin America. GM Financial and a number of other third parties submitted indicative bids in July and are at the preliminary stages of the bid process investigation. There is no assurance that GM Financial will be successful in acquiring any of Ally Financial’s international operations. However, if GM Financial is successful in completing a transaction, it could expand its operations materially in international markets. Such expansion could have significant impacts on its business, results of operations, liquidity and financial condition. If GM Financial is the successful bidder, its consolidated assets could potentially more than double, and it could incur substantial amounts of indebtedness, including secured debt. Depending on the scale of the operations GM Financial may acquire and the amount of equity that it invests in such a transaction or transactions, its consolidated debt and other liabilities could potentially more than double and its ratio of adjusted assets (giving effect to the transaction or transactions) to adjusted equity (excluding goodwill) could potentially more than double as well.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ Nick S. Cyprus
Date: August 13, 2012	By:	Nick S. Cyprus Vice President, Controller and Chief Accounting Officer